Exhibit 99.1

Contact:
Michael J. Culotta
Executive Vice President and Chief Financial Officer
(502) 627-7475

PHARMERICA REPORTS RESULTS FOR THE SECOND QUARTER 2008
AND FOR THE SIX MONTHS ENDED JUNE 30, 2008

LOUISVILLE, Kentucky (August 7, 2008) – PharMerica Corporation (NYSE: PMC), a national provider of institutional pharmacy and hospital pharmacy management services, today reported the results of its second quarter and six months ended June 30, 2008.

PharMerica began trading on the New York Stock Exchange under the symbol “PMC” on August 1, 2007.  The Company was created through a combination of the institutional pharmacy and hospital pharmacy management businesses of Kindred Healthcare, Inc. (NYSE: KND) and AmerisourceBergen Corporation (NYSE: ABC) (the “Pharmacy Transaction”).  The Company’s results of operations for the second quarter and six months ended June 30, 2008, include the combined results of Kindred Pharmacy Services, Inc. (“KPS”) and PharMerica Long-Term Care, Inc. (“PharMerica LTC”).  The Company’s results of operations for the second quarter and six months ended June 30, 2007, reflect the historical results of KPS only.

Management Commentary

In commenting on the Company’s results for the second quarter, Gregory S. Weishar, PharMerica Corporation’s Chief Executive Officer, said, “We are making great progress.  Our employees have responded very positively to the new direction of the Company.  We are focused on improving and enhancing our service.  Our major initiatives are progressing well.  We are over halfway complete with the pharmacy consolidations.  Our bad debt has improved considerably, and our command of the operating metrics is improving monthly.  We are also focusing on our acquisition program and expect to see opportunities over the next several quarters.  Looking forward, we are updating our full year 2008 earnings guidance to a range of $0.74 per share to $0.83 per share.”

Second-Quarter and Six Months Ended June 30, 2008 Highlights

•	Revenues were $486.3 million for the second quarter and $981.4 million for the six months ended June 30, 2008.
➢	The increase from second quarter 2007 was the result of the acquisition of PharMerica LTC.
➢
Revenues declined $8.8 million from the sequential first quarter due to multiple factors, including the increase in the amount of generic drugs prescribed, lower volumes due to the seasonal nature of the industry and a sequential decline in licensed beds.

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PMC Reports Results for the Second Quarter 2008 and for the Six Months Ended June 30, 2008

August 7, 2008

•	Prescriptions dispensed approximated 10.1 million for the second quarter and 20.3 million for the six months ended June 30, 2008.
➢	Prescriptions dispensed were basically flat from the sequential first quarter as prescriptions per patient continued to increase despite the sequential reduction in licensed beds.
•	Net income was $2.9 million for the second quarter and $6.2 million for the six months ended June 30, 2008.
➢	Integration, merger related costs and other charges were $6.6 million for the quarter ($3.7 million, net of tax) and $10.7 million ($6.1 million, net of tax) for the six months ended June 30, 2008.
➢	Over 50% of planned pharmacy consolidations were completed by the end of the second quarter.
➢
The decline in net income of $0.4 million from the sequential first quarter was due to the $2.5 million ($1.4 million, net of tax) increase in integration, merger related costs and other charges as more consolidations of pharmacies were in process during the second quarter.

•	Diluted earnings per share were $0.10 for the second quarter of 2008 and $0.21 for the six months ended June 30, 2008.
➢	Integration, merger related costs and other charges negatively impacted diluted earnings per share by $0.12 in the second quarter and $0.20 for the six months ended June 30, 2008.
➢	Diluted earnings per share prior to the integration, merger related costs and other charges were $0.22 for the second quarter compared with $0.19 for the sequential first quarter.
•	Adjusted EBITDA was $22.4 million for the second quarter and $43.5 million for the six months ended June 30, 2008.
➢	Adjusted EBITDA increased $1.3 million from the sequential first quarter.
•	Cash flows from operations were $13.0 million in the second quarter and $24.2 million for the six months ended June 30, 2008.
➢	Cash flows from operations increased $1.8 million from the sequential first quarter.

Outlook for 2008

The Company’s updated guidance for 2008, excluding any acquisition activity is as follows:
(In millions, except per share data)

Ranges
Revenues	$1,945.0 - $1,965.0
Adjusted earnings before interest, taxes, depreciation, amortization, integration and merger related costs and other charges	$86.0 - $88.0
Depreciation and amortization expense	$31.0 - $29.0
Interest expense, net	$15.0 - $14.5
Tax rate	44.0% - 43.4%
Net income	$22.4 - $25.2
Diluted earnings per share	$0.74 - $0.83
Common and common equivalent shares outstanding	30.4
Capital expenditures	$32.0 - $30.0

The fiscal 2008 earnings guidance above does not consider any integration, merger related costs or other charges the Corporation may incur.  The integration, merger related costs and other charges are expected to exceed $15.0 million for fiscal year 2008.

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PMC Reports Results for the Second Quarter 2008 and for the Six Months Ended June 30, 2008

August 7, 2008

Conference Call

Management will hold a conference call to review the financial results for the second quarter on August 8, 2008, at 11:00 a.m. ET.  To access the live webcast, visit the Investor Relations section of the Company’s website at www.pharmerica.com or go to www.earnings.com.  To access a telephonic replay of the call, which will be available one hour after the conclusion of the call through August 22, 2008, please dial 1-888-286-8010 (617-801-6888 if calling from outside the U.S.) and use passcode 43015828.

About PharMerica

PharMerica Corporation is a leading institutional pharmacy services company servicing healthcare facilities in the United States.  As of June 30, 2008, PharMerica operated 104 institutional pharmacies in 40 states.  PharMerica’s customers are institutional healthcare providers, such as nursing centers, assisted living facilities, hospitals and other long-term care providers.  The Company also provides pharmacy management services to 86 long-term care hospitals.  PharMerica services 97 of the top 100 markets in the United States.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Corporation’s current estimates, expectations and projections about its future results, performance, prospects and opportunities.  Forward-looking statements include, among other things, the Corporation’s continued focus on its initiatives of improving client retention and streamlining our operations and billing processes, the information concerning the Corporation’s possible future results of operations, the continued benefits and synergies to be obtained from the Pharmacy Transaction, the Corporation’s ability to purchase acquisition targets, and the strength of the Corporation’s financial performance during the second half of 2008.  Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.  These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Corporation’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  Important factors that could cause the Corporation’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release are included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including current reports on Form 10-Q, filed with the SEC by the Corporation.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release.  Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  All subsequent written and oral forward-looking statements attributable to us or any person acting on the Corporation’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Corporation.

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PMC Reports Results for the Second Quarter 2008 and for the Six Months Ended June 30, 2008

August 7, 2008

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except share and per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2008		2007		2008		2007
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$486.3	100.0%	$173.4	100.0%	$981.4	100.0%	$348.1	100.0%
Cost of goods sold	415.5	85.4	153.0	88.2	838.1	85.4	305.8	87.8
Gross profit	70.8	14.6	20.4	11.8	143.3	14.6	42.3	12.2
Selling, general and administrative expenses	54.0	11.2	17.7	10.2	111.3	11.4	34.4	9.9
Amortization expense	1.6	0.3	1.0	0.6	3.2	0.3	2.0	0.6
Integration, merger related costs and other charges	6.6	1.4	2.4	1.4	10.7	1.1	5.7	1.6
Operating income (loss)	8.6	1.7	(0.7)	(0.4)	18.1	1.8	0.2	0.1
Interest expense, net	3.5	0.7	–	–	7.2	0.7	–	–
Income (loss) before income taxes	5.1	1.0	(0.7)	(0.4)	10.9	1.1	0.2	0.1
Provision (benefit) for income taxes	2.2	0.4	(0.3)	(0.2)	4.7	0.5	0.1	–
Net income (loss)	$2.9	0.6%	$(0.4)	(0.2)%	$6.2	0.6%	$0.1	–%

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Earnings per common share:
Basic	$0.10	NM	$0.21	NM
Diluted	$0.10	NM	$0.21	NM
Shares used in computing earnings per common share:
Basic	30,074,443	NM	30,069,686	NM
Diluted	30,176,592	NM	30,125,668	NM

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PMC Reports Results for the Second Quarter 2008 and for the Six Months Ended June 30, 2008

August 7, 2008

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	June 30, 2008	December 31, 2007
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$34.9	$32.0
Accounts receivable, net	216.8	213.0
Inventories	76.2	77.9
Deferred tax assets	28.3	27.1
Prepaids and other assets	14.0	19.5
	370.2	369.5

Equipment and leasehold improvements	96.1	87.4
Accumulated depreciation	(38.3)	(30.0)
	57.8	57.4

Deferred tax assets	55.1	58.8
Goodwill	109.9	111.3
Intangible assets, net	74.3	77.5
Other	5.9	5.6
	$673.2	$680.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45.9	$51.5
Salaries, wages and other compensation	38.0	40.5
Other accrued liabilities	9.2	8.9
	93.1	100.9

Long-term debt	240.0	250.0
Other long-term liabilities	18.7	15.6

Commitments and contingencies

Minority interest	4.0	4.4

Stockholders’ equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued at June 30, 2008 and December 31, 2007	–	–
Common stock, $0.01 par value; 175,000,000 shares authorized; 30,424,471 shares issued and outstanding, June 30, 2008, and 30,360,612 shares issued and outstanding, December 31, 2007	0.3	0.3
Capital in excess of par value	335.2	332.9
Accumulated other comprehensive loss	(2.9)	(2.6)
Retained deficit	(15.2)	(21.4)
	317.4	309.2
	$673.2	$680.1

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PMC Reports Results for the Second Quarter 2008 and for the Six Months Ended June 30, 2008

August 7, 2008

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cash flows provided by (used in) operating activities:
Net income (loss)	$2.9	$(0.4)	$6.2	$0.1
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	5.6	1.7	11.5	3.5
Amortization	1.6	1.0	3.2	2.0
Provision for bad debt	5.5	3.3	10.7	4.4
Integration, merger related costs and other charges	0.4	–	0.9	–
Stock-based compensation	1.1	0.1	2.1	0.2
Amortization of deferred financing fees	0.1	–	0.2	–
Deferred income taxes	1.6	(3.3)	4.1	(3.1)
Loss (gain) on disposition of equipment	0.6	(0.1)	0.6	(0.2)
Other	0.3	(0.2)	–	(0.5)
Change in operating assets and liabilities:
Accounts receivable	(5.0)	(18.5)	(14.6)	(20.8)
Inventories and other assets	4.0	(0.5)	1.6	0.3
Prepaids and other assets	(0.5)	–	4.4	–
Accounts payable	(7.4)	2.2	(6.2)	5.6
Salaries, wages and other compensation	(0.1)	–	(2.5)	–
Other accrued liabilities	2.3	(1.2)	2.0	1.5
Net cash provided by (used in) operating activities	13.0	(15.9)	24.2	(7.0)

Cash flows used in investing activities:
Purchase of equipment and leasehold improvements	(3.6)	(1.6)	(11.8)	(3.3)
Acquisitions, net of cash acquired	–	–	–	(0.4)
Cash proceeds from sale of assets	0.1	–	0.2	–
Other	–	(0.1)	–	(0.2)
Net cash used in investing activities	(3.5)	(1.7)	(11.6)	(3.9)

Cash flows provided by (used in) financing activities:
Repayments of long-term debt	–	–	(10.0)	–
Net contributions from Former Parent	–	17.9	–	9.3
Cash contributions received from minority shareholders	–	0.4	0.1	1.2
Issuance of common stock	0.2	–	0.2	–
Net cash provided by (used in) financing activities	0.2	18.3	(9.7)	10.5

Change in cash and cash equivalents	9.7	0.7	2.9	(0.4)
Cash and cash equivalents at beginning of period	25.2	2.6	32.0	3.7
Cash and cash equivalents at end of period	$34.9	$3.3	$34.9	$3.3

Supplemental information:
Transfers of property and equipment from Former Parent	$–	$2.1	$–	$5.5
Cash paid for interest	$3.5	$–	$7.5	$–
Cash paid for taxes	$0.6	$–	$0.9	$–

Supplemental schedule of non-cash activities:
Fair value of assets acquired	$–	$–	$(1.4)	$–
Fair value of liabilities assumed or incurred	$–	$–	$(1.4)	$–

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PMC Reports Results for the Second Quarter 2008 and for the Six Months Ended June 30, 2008

August 7, 2008

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

INTEGRATION, MERGER RELATED COSTS AND OTHER CHARGES
(Dollars in millions)

The following is a summary of integration, merger related costs and other charges incurred by PharMerica in the second quarter and six months ended June 30, 2008 and 2007 (unaudited).

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Integration costs and other charges:
Professional and advisory fees	$0.9	$–	$1.1	$–
General and administrative	1.0	–	2.1	–
Employee costs	2.4	0.1	4.0	0.1
Severance costs	1.4	–	1.7	–
Facility costs	0.9	–	1.8	–
	6.6	0.1	10.7	0.1
Merger related costs:
Professional and advisory fees	–	1.2	–	2.4
General and administrative	–	0.4	–	0.5
Employee costs	–	0.7	–	2.7
	–	2.3	–	5.6
Total integration, merger related costs and other charges	$6.6	$2.4	$10.7	$5.7

CUSTOMER LICENSED BEDS UNDER CONTRACT AND PRESCRIPTION DATA

The following is a summary of customer licensed beds under contract and prescription data as of and for the second quarter and six months ended June 30, 2008 and 2007 (unaudited).

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Customer licensed beds:
Beginning of period	334,226	103,326	337,043	102,571
Additions - organic	6,335	3,322	11,492	7,459
Additions - acquisitions	–	–	–	–
Losses	(9,262)	(4,186)	(17,236)	(7,053)
Other	–	9	–	(506)
End of period	331,299	102,471	331,299	102,471

Prescription data:
Prescriptions dispensed (in millions)	10.1	3.5	20.3	6.9
Revenue per prescription dispensed	$46.66	$45.63	$46.87	$46.51

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PMC Reports Results for the Second Quarter 2008 and for the Six Months Ended June 30, 2008

August 7, 2008

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net income (loss)	$2.9	$(0.4)	$6.2	$0.1
Add:
Interest expense, net	3.5	–	7.2	–
Integration, merger related costs and other charges	6.6	2.4	10.7	5.7
Provision (benefit) for income taxes	2.2	(0.3)	4.7	0.1
Depreciation and amortization expense	7.2	2.7	14.7	5.5
Adjusted EBITDA	$22.4	$4.4	$43.5	$11.4
Adjusted EBITDA margin	4.6%	2.5%	4.4%	3.3%

Use of Non-GAAP Measures

PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA margin by taking Adjusted EBITDA and dividing it by revenues.  PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with PharMerica’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as this adjusted EBITDA table.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income are significant components of the accompanying unaudited condensed consolidated statements of operations, and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica calculates and uses diluted earnings per share, exclusive of integration, merger related costs and other charges as an indicator of its core operating results.  The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period.  PharMerica believes the exclusion of these charges in expressing earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period.  Diluted earnings per share, exclusive of integration, merger related costs and other charges does not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP.  The integration, merger related costs and other charges excluded from the diluted earnings per share are significant components of the accompanying unaudited condensed consolidated statements of operations, and must be considered in performing a comprehensive assessment of overall financial performance.

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